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                                                                    EXHIBIT 23.4



The Board of Directors
Track 'n Trail



    We consent to the use of our report included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.



                                          /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
October 7, 1997